Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2010 Third Quarter Results

2010 Third Quarter Dividend of $0.10 per Class A Share

NEW YORK, November 2, 2010 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss1 of $93.5 million, or $1.04 per basic and $1.05 per diluted Class A Share, for the third quarter ended September 30, 2010. The Company also declared a $0.10 per share 2010 third quarter cash dividend on its Class A Shares.

Summary Highlights

•	Distributable Earnings of $52.1 million, or $0.13 per Adjusted Class A Share, for the 2010 third quarter increasing from $34.2 million, or $0.08 per Adjusted Class A Share, for the 2009 third quarter

•	Assets under management of $26.3 billion as of October 1, 2010, 4% higher than $25.3 billion as of July 1, 2010 and 19% higher than $22.1 billion as of October 1, 2009

•

Estimated assets under management of $27.2 billion as of November 1, 2010, reflecting an 18% year-to-date increase which was attributable to capital net inflows of $2.4 billion and performance-related appreciation of $1.7 billion

•

Year-to-date estimated net returns through October 31, 2010 of the OZ Master Fund of 6.7%, the OZ Europe Master Fund of 6.0%, the OZ Asia Master Fund of 9.0% and the OZ Global Special Investments Master Fund of 10.5%

“During the third quarter and in the month of October, we again generated positive, risk-adjusted returns,” said Daniel S. Och, Chairman and Chief Executive Office of Och-Ziff. “Our consistent, disciplined approach to investing and managing risk, and the low volatility of our returns, has significant value to our fund investors. The investment environment has improved relative to the first half of 2010, and we saw new opportunities in many of our strategies to which we have deployed capital.

“We remain confident that capital allocations to alternative asset managers will be significant, but think that the environment has further reinforced the importance of manager selection. We believe that our year-to-date capital net inflows reflect a leading market share of those to the hedge fund industry and to absolute return managers in particular. We view our investment track record, transparency and infrastructure as the key drivers to furthering our competitive differentiation over time.”

[1]	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP net loss allocated to Class A shareholders.

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2010 third quarter, Och-Ziff reported a GAAP Net Loss of $93.5 million, or $1.04 per basic and $1.05 per diluted Class A Share, compared to a GAAP Net Loss of $80.0 million, or $1.02 per basic and $1.06 per diluted Class A Share, for the 2009 third quarter. For the first nine months of 2010, Och-Ziff reported a GAAP Net Loss of $271.6 million, or $3.16 per basic and diluted Class A Share, compared to a GAAP Net Loss of $250.2 million, or $3.23 per basic and $3.25 per diluted Class A Share, for the first nine months of 2009. The increase in the GAAP Net Loss for both periods was primarily driven by an increase in income tax expense, as well as an increase in the Company’s interest in its principal operating subsidiaries (the “Och-Ziff Operating Group”) due to the vesting of Class A Restricted Share Units (“RSUs”) and the exchange of Och-Ziff Operating Group A Units (“Group A Units”) for Class A Shares. As a result, a larger share of the losses of the Och-Ziff Operating Group was allocated to the Company. Offsetting these increases in the GAAP Net Loss was an increase in management fees as a result of higher assets under management and lower compensation and benefits expenses, as the accrual for estimated discretionary cash bonuses taken in the second and third quarters of 2009 did not recur in 2010. As it has done historically, the Company expects to record most of the discretionary cash bonus expense in the fourth quarter.

The GAAP Net Loss in the 2010 third quarter and first nine months primarily resulted from non-cash expenses of $411.8 million and $1.2 billion, respectively, associated with the Company’s reorganization in connection with its initial public offering (“IPO”) in November 2007. These expenses are related to the amortization of Group A Units, which represent equity interests in the Och-Ziff Operating Group that were issued to the Company’s pre-IPO owners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units generally vest annually over five years until November 2012. Accordingly, the amortization of these expenses is expected to result in a GAAP Net Loss on an annual basis through 2012. Once vested, the Group A Units may be exchanged on a one-to-one basis for Class A Shares.

Additionally, the GAAP Net Loss in the 2010 third quarter and first nine months were driven by non-cash expenses of $32.7 million and $92.0 million, respectively, for the amortization of equity-based compensation. This expense relates primarily to RSUs awarded to all of the Company’s employees in connection with its IPO, which vest annually over four years until November 2011, and subsequent compensation-related grants. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion “Non-GAAP and Segment Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2010 third quarter were $52.1 million, or $0.13 per Adjusted Class A Share, compared to $34.2 million, or $0.08 per Adjusted Class A Share, in the 2009 third quarter. Distributable Earnings for the first nine months of 2010 were $158.3 million, or $0.39 per Adjusted Class A Share, compared to $73.9 million, or $0.18 per Adjusted Class A Share, in the first nine months of 2009. The year-over-year increase in both periods was primarily attributable to higher management fees as a result of higher assets under management and lower compensation and benefits expenses, as the accrual for estimated discretionary cash bonuses taken in the second and third quarters of 2009 did not recur in 2010. As it has done historically, the Company expects to record most of the discretionary cash bonus expense in the fourth quarter.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 7 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $26.5 billion as of September 30, 2010, compared with $25.5 billion in assets under management as of June 30, 2010 and $22.3 billion in assets under management as of September 30, 2009. The $4.2 billion year-over-year increase was driven by capital net inflows of $2.6 billion and performance-related appreciation of $1.6 billion. During the 2010 third quarter, the $978.4 million increase in assets under management was driven by performance-related appreciation of $756.8 million and capital net inflows of $221.6 million.

Assets under management by fund:

				% Change (1)
(dollars in billions)	September 30, 2010	June 30, 2010	September 30, 2009	Sept. 2010 vs. June 2010	Sept. 2010 vs. Sept. 2009
OZ Master Fund	18.6	18.4	14.8	1%	26%
OZ Europe Master Fund	3.0	2.9	3.0	2%	0%
OZ Asia Master Fund	1.4	1.3	1.3	7%	7%
OZ Global Special Investments Master Fund	1.2	1.2	2.0	1%	-40%
Other (1) (2)	2.3	1.7	1.2	32%	85%

(1)	Rounding differences may occur.
(2)	Includes real estate funds, managed accounts and other funds not significant to the Company’s assets under management.

Estimated assets under management as of November 1, 2010 were $27.2 billion, which reflected November 1, 2010 capital net inflows of approximately $300 million and October 2010 performance-related appreciation of approximately $600 million. For the period from December 31, 2009 through November 1, 2010, estimated assets under management increased $4.1 billion, or 18%, driven by estimated capital net inflows of approximately $2.4 billion and estimated performance-related appreciation of approximately $1.7 billion.

INVESTMENT PERFORMANCE

For the first nine months of 2010, performance-related appreciation was principally driven by credit-related strategies in the U.S. and Europe, long/short equities and convertible arbitrage in Asia and private investments in Europe and Asia.

Performance by fund(1):

	2010
	July	August	September	3Q	YTD Sept. 2010
OZ Master Fund	1.35%	0.19%	1.34%	2.90%	4.26%
OZ Europe Master Fund	0.94%	0.59%	1.78%	3.34%	4.92%
OZ Asia Master Fund	0.47%	0.17%	1.54%	2.19%	5.21%
OZ Global Special Investments Master Fund	1.25%	0.24%	2.07%	3.59%	7.33%

(1)	Please see important disclosures on Exhibit 10 of the financial supplement accompanying this press release.

ECONOMIC INCOME FOR THE OCH-ZIFF FUNDS SEGMENT

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which is currently the Company’s only reportable segment under GAAP. This segment provides investment management and advisory services to the Company’s hedge funds and separately managed accounts.

The measures discussed below are presented on an Economic Income basis. For reconciliations of these segment measures to the respective GAAP measures, please see Exhibits 3 through 7 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

Total Revenues – Segment

Total revenues for the 2010 third quarter were $111.4 million, a 24% increase from total revenues for the 2009 third quarter of $89.6 million. Management fees were $105.5 million, 22% higher than management fees in the prior year period of $86.3 million.

Total revenues for the first nine months of 2010 were $324.5 million, a 21% increase from total revenues of $267.3 million in the first nine months of 2009. Management fees were $312.1 million, 19% higher than management fees in the prior year period of $263.2 million.

Total revenues increased year-over-year in both periods due primarily to higher management fees resulting from the growth in assets under management. This growth was driven by performance-related appreciation and capital net inflows.

Compensation and Benefits – Segment

Compensation and benefits for the 2010 third quarter totaled $18.6 million, 21% lower than compensation and benefits of $23.5 million for the 2009 third quarter. Compensation and benefits for the first nine months of 2010 totaled $53.4 million, 38% lower than compensation and benefits in the prior year period of $86.5 million.

The year-over-year decrease in both periods was principally attributable to the accrual for estimated discretionary cash bonuses taken in the second and third quarters of 2009 that did not recur in 2010. As it has done historically, the Company expects to record most of the discretionary cash bonus expense in the fourth quarter.

Non-Compensation Expenses – Segment

Non-compensation expenses for the 2010 third quarter were $20.3 million, a 9% decline from non-compensation expenses of $22.3 million for the 2009 third quarter. Non-compensation expenses for the first nine months of 2010 were $61.7 million, 10% lower than non-compensation expenses in the prior year period of $68.1 million.

In both periods, the decrease was primarily due to lower insurance costs and certain other expenses, partially offset by an increase in professional services fees. Also contributing to the year-to-date decline was lower interest expense on the Company’s variable rate borrowings resulting from the decline in LIBOR rates and the early retirement of an aggregate of $105 million of the Company’s term loan in 2009.

Economic Income – Segment

Economic Income for the Och-Ziff Funds segment for the 2010 third quarter was $72.4 million, a 65% increase from Economic Income of $43.8 million for the 2009 third quarter. Economic Income for the first nine months of 2010 was $209.1 million, an 86% increase from Economic Income of $112.6 million in the prior year period. The increase in both periods was driven primarily by a combination of higher management fees and lower compensation and benefits expenses, as described above.

ECONOMIC INCOME FOR THE COMPANY’S OTHER OPERATIONS (NON-GAAP)

The Company’s Other Operations are comprised of its real estate business, which manages and provides advisory services to its real estate funds, and investments in new businesses established to expand certain of the Company’s private investment platforms. The businesses within the Company’s Other Operations are in their early development stages and are not included in the results of the Och-Ziff Funds segment.

Economic Income for the Company’s Other Operations for the 2010 third quarter was a net loss of $2.9 million, compared to a net loss of $4.3 million for the 2009 third quarter. Economic Income for the Company’s Other Operations for the first nine months of 2010 was a net loss of

$10.1 million, compared to a net loss in the prior year period of $12.8 million. The decrease in the net loss for the three month period was principally the result of lower expenses related to the Company’s Asia real estate business and increased management fees related to the launch of its new real estate fund. The decrease in net loss for the year-to-date period was the result of lower non-compensation expenses due to the reimbursement of organization expenses related to the Company’s new real estate fund, which were primarily recorded in the second quarter of 2010, a decrease in the Company’s share of the net losses of its African joint venture, as well as lower expenses related to the Company’s Asia real estate business.

Economic Income for the Company’s Other Operations is a non-GAAP measure. For reconciliations of Economic Income for the Company’s Other Operations to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 7 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ECONOMIC INCOME FOR THE COMPANY (NON-GAAP)

Economic Income for the Company for the 2010 third quarter was $69.5 million, a 76% increase from Economic Income of $39.5 million for the 2009 third quarter. Economic Income for the Company for the first nine months of 2010 was $199.0 million, a nearly two-fold increase from Economic Income of $99.8 million in the prior year period. The increase for both periods was primarily attributable to higher management fees and lower compensation and benefits expenses in the Och-Ziff Funds segment.

Economic Income for the Company is a non-GAAP measure. For reconciliations of Economic Income for the Company to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 7 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

CAPITAL

As of September 30, 2010, the number of Class A Shares outstanding was 90,525,165. For purposes of calculating Distributable Earnings per Share, the Company assumes that all interests of the partners and the Ziffs in the Och-Ziff Operating Group (“Partner Units”) and RSUs outstanding during the period have been converted on a one-to-one basis into Class A Shares. For the third quarter and first nine months ended September 30, 2010, the total weighted-average Adjusted Class A Shares outstanding were 410,031,185 and 409,087,298, respectively.

DIVIDEND

The Board of Directors of Och-Ziff authorized a 2010 third quarter dividend of $0.10 per Class A Share. The dividend is payable on November 18, 2010 to holders of record as of the close of business on November 11, 2010. The ex-dividend date will be November 8, 2010.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2010 third quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

*         *         *         *

Och-Ziff will host a conference call today, November 2, 2010, at 8:30 a.m. Eastern Time to discuss the Company’s 2010 third quarter results. The call will be open to the public and can be accessed by dialing (888) 680-0890 (callers inside the U.S.) or (617) 213-4857 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 35903544. A simultaneous webcast of the call will be available to the public on a listen-only basis on the For Shareholders page of the Company’s website at www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing (888) 286-8010 (callers inside the U.S.) or (617) 801-6888 (callers outside the U.S.), passcode 38841451, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the For Shareholders page of the Company’s website.

*         *         *         *

Non-GAAP and Segment Financial Measures

In addition to analyzing the Company’s results on a GAAP basis, Och-Ziff’s management also reviews the Company’s results on an “Economic Income basis.” Economic Income for the Company, the Och-Ziff Funds segment and Other Operations excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the performance of the Company’s business and makes resource allocation and other operating decisions. In addition, management believes that Economic Income provides a more comparable view of the Company’s operating performance from period to period. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s partners and Ziff Brothers Investments (the “Ziffs”) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations;

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance;

•	Changes in the tax receivable agreement liability and net gain on early retirement of debt, as management does not consider these items to be reflective of operating performance;
•

Net earnings on the deferred balances and net gains (losses) on investments in Och-Ziff funds, as these amounts primarily relate to amounts due to the Company’s partners and the Ziffs for pre-IPO deferred incentive income, and amounts due to employees under deferred cash compensation arrangements, as management does not consider these items to be reflective of operating performance; and

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned from all of the Och-Ziff funds in relation to total assets under management and fund performance.

In addition, deferred cash compensation expense and expenses related to compensation arrangements indexed to annual investment performance is recognized in full on the date they are determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for Other Operations is a non-GAAP measure that is calculated on the same basis as the methodology that is used to calculate Economic Income for the Och-Ziff Funds segment. Management also evaluates Economic Income for the Company, which is a non-GAAP measure that equals the sum of Economic Income for the Och-Ziff Funds segment and for the Company’s Other Operations.

As a result of the adjustments described above, management fees, compensation and benefits, non-compensation expenses and net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries are presented on an Economic Income basis for the Company’s Other Operations and the Company, and are also non-GAAP measures. No adjustments to the GAAP basis have been made for incentive income, other revenues and net losses on joint ventures. For a full description of the adjustments made to the Company’s non-GAAP measures and reconciliations of these non-GAAP measures to the respective GAAP measures, please see Exhibits 3 through 7 that accompany this press release.

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income for the Company less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the partners and the Ziffs, including the Group A Units and other non-equity profit interests in the Och-Ziff Operating Group that may convert into Group A Units upon the occurrence of certain events. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Adjusted Class A Shares are determined assuming all Partner Units and RSUs are converted on a one-to-one basis into Class A Shares. Management uses Distributable Earnings, among other financial data, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s partners and the Ziffs with respect to their Partner Units.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibits 3 through 7 attached to this press release.

*         *         *         *

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance, strategies and expectations, including but not limited to statements regarding the Company’s financial performance and results, including its ability to increase assets under management, generate positive returns, preserve capital and identify investment opportunities and enhance the Company’s investment platforms. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including but not limited to global economic, business and market conditions, the conditions impacting the hedge fund industry, the Company’s ability to successfully compete for fund investors, professional investment talent and investment opportunities, its successful formulation and execution of business and growth strategies and its ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, as well as assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 4, 2010. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements included in this document are made only as of the date of this document and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

*         *         *         *

About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the world’s largest institutional alternative asset managers with offices in New York, London, Hong Kong, Mumbai and Beijing. Och-Ziff’s funds seek to deliver consistent, positive, risk-adjusted returns throughout market cycles, with a strong focus on capital preservation. Och-Ziff’s multi-strategy approach combines global investment strategies, including long/short equity special situations, convertible and derivative arbitrage, structured credit, other credit, private investments and merger arbitrage. As of November 1, 2010, Och-Ziff had approximately $27.2 billion in assets under management. For more information, please visit Och-Ziff’s website at www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

212-687-8080

Exhibit 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues
Management fees	$110,035	$88,127	$321,991	$268,598
Incentive income	5,561	3,071	11,283	3,336
Other revenues	401	355	1,512	908
Income of consolidated Och-Ziff funds	6,473	10,127	21,043	21,629

Total Revenues	122,470	101,680	355,829	294,471

Expenses
Compensation and benefits	59,186	64,074	164,107	191,975
Allocations to non-equity partner interests	—	8,052	—	12,627
Reorganization expenses	411,828	417,486	1,248,423	1,262,171
Profit sharing	—	663	—	954
Interest expense	1,916	2,168	5,809	10,823
General, administrative and other	23,994	40,687	70,124	84,069
Expenses of consolidated Och-Ziff funds	1,540	880	6,919	2,776

Total Expenses	498,464	534,010	1,495,382	1,565,395

Other Income
Net earnings on deferred balances	—	20,840	—	24,270
Net gains (losses) on investments in Och-Ziff funds and joint ventures	453	730	(96)	1,036
Net gain on early retirement of debt	—	—	—	2,013
Net gains (losses) of consolidated Och-Ziff funds	4,767	(47)	27,109	(145)

Total Other Income	5,220	21,523	27,013	27,174

Loss before Income Taxes	(370,774)	(410,807)	(1,112,540)	(1,243,750)
Income taxes	7,054	(20,889)	23,597	(17,611)

Consolidated Net Loss	$(377,828)	$(389,918)	$(1,136,137)	$(1,226,139)

Net Loss Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries	$(284,298)	$(309,891)	$(864,547)	$(975,945)

Net Loss Allocated to Class A Shareholders	$(93,530)	$(80,027)	$(271,590)	$(250,194)

Net Loss per Class A Share
Basic	$(1.04)	$(1.02)	$(3.16)	$(3.23)

Diluted	$(1.05)	$(1.06)	$(3.16)	$(3.25)

Weighted-Average Class A Shares Outstanding (1)
Basic	89,862,493	78,818,314	86,027,375	77,398,416

Diluted	392,799,640	387,874,793	86,027,375	387,719,637

(1)	Includes fully vested RSUs that have not been exchanged into Class A Shares as of the end of the period.

Exhibit 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Economic Income Summary (Unaudited)

(dollars in thousands)

	Three Months Ended September 30, 2010			Three Months Ended September 30, 2009
Economic Income Basis	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)
Management fees	$105,538	$1,898	$107,436	$86,262	$1,312	$87,574
Incentive income	5,561	—	5,561	3,071	—	3,071
Other revenues	298	103	401	268	87	355
Total Economic Income revenues	111,397	2,001	113,398	89,601	1,399	91,000

Compensation and benefits	18,634	3,926	22,560	23,539	4,578	28,117
Non-compensation expenses	20,317	638	20,955	22,255	811	23,066
Total Economic Income expenses	38,951	4,564	43,515	45,794	5,389	51,183

Net losses on joint ventures (3)	(68)	(21)	(89)	—	(244)	(244)
Net income allocated to partners’ and others’ interests in consolidated subsidiaries (4)	—	(283)	(283)	—	(47)	(47)
Economic Income	72,378	(2,867)	69,511	43,807	(4,281)	39,526

	Nine Months Ended September 30, 2010			Nine Months Ended September 30, 2009
Economic Income Basis	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)
Management fees	$312,147	$3,774	$315,921	$263,209	$3,953	$267,162
Incentive income	11,283	—	11,283	3,336	—	3,336
Other revenues	1,030	482	1,512	713	195	908
Total Economic Income revenues	324,460	4,256	328,716	267,258	4,148	271,406

Compensation and benefits	53,404	12,309	65,713	86,502	12,995	99,497
Non-compensation expenses	61,652	1,309	62,961	68,149	2,717	70,866
Total Economic Income expenses	115,056	13,618	128,674	154,651	15,712	170,363

Net losses on joint ventures (3)	(303)	(102)	(405)	—	(1,236)	(1,236)
Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries (4)	—	(604)	(604)	—	28	28
Economic Income	209,101	(10,068)	199,033	112,607	(12,772)	99,835

(1)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment. For reconciliations of these segment measures to the nearest U.S. GAAP measures, see Exhibits 3 through 7.
(2)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business. For reconciliations of these non-GAAP measures to the nearest U.S. GAAP measures, see Exhibits 3 through 7.
(3)	Represents the Company’s losses in joint ventures established to expand certain of the Company’s private investments platforms.
(4)	Represents the residual interests in the domestic real estate management business not owned by the Company.

Exhibit 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Three Months Ended September 30, 2010	Economic Income Basis (2)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
		Funds Consolidation	Other Adjustments				Funds Consolidation	Other Adjustments
Management fees	$105,538	$(60)	$2,659	(a)	$108,137	$1,898	$—	$—		$1,898	$107,436	$110,035
Incentive income	5,561	—	—		5,561	—	—	—		—	5,561	5,561
Other revenues	298	—	—		298	103	—	—		103	401	401
Income of consolidated Och-Ziff funds	—	—	—		—	—	6,473	—		6,473	—	6,473
Total revenues	111,397	(60)	2,659		113,996	2,001	6,473	—		8,474	113,398	122,470

Compensation and benefits	18,634	—	31,364	(b) (c)	49,998	3,926	—	5,262	(c)	9,188	22,560	59,186
Allocations to non-equity partner interests	—	—	—		—	—	—	—		—	—	—
Reorganization expenses	—	—	411,828	(e)	411,828	—	—	—		—	—	411,828
Profit sharing	—	—	—		—	—	—	—		—	—	—
Interest expense	1,916	—	—		1,916	—	—	—		—	1,916	1,916
General, administrative and other	18,401	—	4,766	(a) (g)	23,167	638	—	189	(g)	827	19,039	23,994
Expenses of consolidated Och-Ziff funds	—	35	—		35	—	1,505	—		1,505	—	1,540
Total expenses	38,951	35	447,958		486,944	4,564	1,505	5,451		11,520	43,515	498,464

Net earnings on deferred balances	—	—	—		—	—	—	—		—	—	—
Net gains (losses) on investments in Och-Ziff funds and joint ventures	(68)	—	542	(h)	474	(21)	(107)	107	(h)	(21)	(89)	453
Net gain on early retirement of debt	—	—	—		—	—	—	—		—	—	—
Net gains of consolidated Och-Ziff funds	—	534	—		534	—	4,233	—		4,233	—	4,767

Income taxes	—	—	7,421	(g)	7,421	—	—	(367	) (g)	(367)	—	7,054

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	—	(439)	294,154	(i)	293,715	(283)	(9,094)	(40	) (i)	(9,417)	(283)	284,298

Net income (loss) allocated to Class A shareholders	72,378	—	(158,024)		(85,646)	(2,867)	—	(5,017)		(7,884)	69,511	(93,530)
					Adjusted Income Taxes - Non-GAAP (4)						(17,417)

					Distributable Earnings - Non-GAAP						$52,094

					Weighted-Average Class A Shares Outstanding						89,862,493
					Weighted-Average Partner Units						305,857,502
					Weighted-Average Class A Restricted Share Units (RSUs)						14,311,190

					Weighted-Average Adjusted Class A Shares						410,031,185

					Distributable Earnings Per Adjusted Class A Share -Non- GAAP						$0.13

(1)	See Exhibit 7 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Three Months Ended September 30, 2009	Economic Income Basis (2)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
		Funds Consolidation	Other Adjustments				Funds Consolidation	Other Adjustments
Management fees	$86,262	$(56)	$609	(a)	$86,815	$1,312	$—	$—		$1,312	$87,574	$88,127
Incentive income	3,071	—	—		3,071	—	—	—		—	3,071	3,071
Other revenues	268	—	—		268	87	—	—		87	355	355
Income of consolidated Och-Ziff funds	—	—	—		—	—	10,127	—		10,127	—	10,127
Total revenues	89,601	(56)	609		90,154	1,399	10,127	—		11,526	91,000	101,680

Compensation and benefits	23,539	—	29,197	(b) (c)	52,736	4,578	—	6,760	(c)	11,338	28,117	64,074
Allocations to non-equity partner interests	—	—	8,052	(d)	8,052	—	—	—		—	—	8,052
Reorganization expenses	—	—	417,486	(e)	417,486	—	—	—		—	—	417,486
Profit sharing	—	—	663	(f)	663	—	—	—		—	—	663
Interest expense	2,168	—	—		2,168	—	—	—		—	2,168	2,168
General, administrative and other	20,087	—	19,600	(a) (g)	39,687	811	—	189	(g)	1,000	20,898	40,687
Expenses of consolidated Och-Ziff funds	—	11	—		11	—	869	—		869	—	880
Total expenses	45,794	11	474,998		520,803	5,389	869	6,949		13,207	51,183	534,010

Net earnings on deferred balances	—	—	20,840	(h)	20,840	—	—	—		—	—	20,840
Net gains (losses) on investments in Och-Ziff funds and joint ventures	—	—	974	(h)	974	(244)	(99)	99	(h)	(244)	(244)	730
Net gain on early retirement of debt	—	—	—		—	—	—	—		—	—	—
Net gains (losses) of consolidated Och-Ziff funds	—	(57)	—		(57)	—	10	—		10	—	(47)

Income taxes	—	—	(21,077	) (g)	(21,077)	—	—	188	(g)	188	—	(20,889)

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	—	124	318,776	(i)	318,900	(47)	(9,169)	207	(i)	(9,009)	(47)	309,891

Net income (loss) allocated to Class A shareholders	43,807	—	(112,722)		(68,915)	(4,281)	—	(6,831)		(11,112)	39,526	(80,027)
					Adjusted Income Taxes - Non-GAAP (4)						(5,357)

					Distributable Earnings - Non-GAAP						$34,169

					Weighted-Average Class A Shares Outstanding						78,818,314
					Weighted-Average Partner Units						309,074,414
					Weighted-Average Class A Restricted Share Units (RSUs)						15,701,304

					Weighted-Average Adjusted Class A Shares						403,594,032

					Distributable Earnings Per Adjusted Class A Share -Non-GAAP						$0.08

(1)	See Exhibit 7 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
		Reconciling Adjustments (1)					Reconciling Adjustments (1)
Nine Months Ended September 30, 2010	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
Management fees	$312,147	$(180)	$6,250	(a)	$318,217	$3,774	$—	$—		$3,774	$315,921	$321,991
Incentive income	11,283	—	—		11,283	—	—	—		—	11,283	11,283
Other revenues	1,030	—	—		1,030	482	—	—		482	1,512	1,512
Income of consolidated Och-Ziff funds	—	—	—		—	—	21,043	—		21,043	—	21,043
Total revenues	324,460	(180)	6,250		330,530	4,256	21,043	—		25,299	328,716	355,829

Compensation and benefits	53,404	—	85,517	(b) (c)	138,921	12,309	—	12,877	(c)	25,186	65,713	164,107
Allocations to non-equity partner interests	—	—	—		—	—	—	—		—	—	—
Reorganization expenses	—	—	1,248,423	(e)	1,248,423	—	—	—		—	—	1,248,423
Profit sharing	—	—	—		—	—	—	—		—	—	—
Interest expense	5,809	—	—		5,809	—	—	—		—	5,809	5,809
General, administrative and other	55,843	—	12,412	(a) (g)	68,255	1,309	—	560	(g)	1,869	57,152	70,124
Expenses of consolidated Och-Ziff funds	—	66	—		66	—	6,853	—		6,853	—	6,919
Total expenses	115,056	66	1,346,352		1,461,474	13,618	6,853	13,437		33,908	128,674	1,495,382

Net earnings on deferred balances	—	—	—		—	—	—	—		—	—	—
Net gains (losses) on investments in Och-Ziff funds and joint ventures	(303)	—	309	(h)	6	(102)	(422)	422	(h)	(102)	(405)	(96)
Net gain on early retirement of debt	—	—	—		—	—	—	—		—	—	—
Net gains of consolidated Och-Ziff funds	—	693	—		693	—	26,416	—		26,416	—	27,109

Income taxes	—	—	21,547	(g)	21,547	—	—	2,050	(g)	2,050	—	23,597

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	—	(447)	905,883	(i)	905,436	(604)	(40,184)	(101	) (i)	(40,889)	(604)	864,547

Net income (loss) allocated to Class A shareholders	209,101	—	(455,457)		(246,356)	(10,068)	—	(15,166)		(25,234)	199,033	(271,590)
					Adjusted Income Taxes - Non-GAAP (4)						(40,711)

					Distributable Earnings - Non-GAAP						$158,322

					Weighted-Average Class A Shares Outstanding						86,027,375
					Weighted-Average Partner Units						308,732,819
					Weighted-Average Class A Restricted Share Units (RSUs)						14,327,104

					Weighted-Average Adjusted Class A Shares						409,087,298

					Distributable Earnings Per Adjusted Class A Share - Non-GAAP						$0.39

(1)	See Exhibit 7 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
	Economic	Reconciling Adjustments (1)			U.S.	Economic	Reconciling Adjustments (1)			U.S.	Economic	U.S.
Nine Months Ended September 30, 2009	Income Basis (2)	Funds Consolidation	Other Adjustments		GAAP Basis	Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		GAAP Basis	Income Basis (Non-GAAP) (3)	GAAP Basis
Management fees	$263,209	$(167)	$1,622	(a)	$264,664	$3,953	$(19)	$—		$3,934	$267,162	$268,598
Incentive income	3,336	—	—		3,336	—	—	—		—	3,336	3,336
Other revenues	713	—	—		713	195	—	—		195	908	908
Income of consolidated Och-Ziff funds	—	—	—		—	—	21,629	—		21,629	—	21,629
Total revenues	267,258	(167)	1,622		268,713	4,148	21,610	—		25,758	271,406	294,471

Compensation and benefits	86,502	—	74,665	(b) (c)	161,167	12,995	—	17,813	(c)	30,808	99,497	191,975
Allocations to non-equity partner interests	—	—	12,627	(d)	12,627	—	—	—		—	—	12,627
Reorganization expenses	—	—	1,262,171	(e)	1,262,171	—	—	—		—	—	1,262,171
Profit sharing	—	—	954	(f)	954	—	—	—		—	—	954
Interest expense	10,823	—	—		10,823	—	—	—		—	10,823	10,823
General, administrative and other	57,326	—	23,466	(a) (g)	80,792	2,717	—	560	(g)	3,277	60,043	84,069
Expenses of consolidated Och-Ziff funds	—	19	—		19	—	2,757	—		2,757	—	2,776
Total expenses	154,651	19	1,373,883		1,528,553	15,712	2,757	18,373		36,842	170,363	1,565,395

Net earnings on deferred balances	—	—	24,270	(h)	24,270	—	—	—		—	—	24,270
Net gains (losses) on investments in Och-Ziff funds and joint ventures	—	—	2,272	(h)	2,272	(1,236)	(216)	216	(h)	(1,236)	(1,236)	1,036
Net gain on early retirement of debt	—	—	2,013	(g)	2,013	—	—	—		—	—	2,013
Net gains (losses) of consolidated Och-Ziff funds	—	(1,744)	—		(1,744)	—	1,599	—		1,599	—	(145)

Income taxes	—	—	(17,902	) (g)	(17,902)	—	—	291	(g)	291	—	(17,611)

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	—	1,930	994,260	(i)	996,190	28	(20,236)	(37	) (i)	(20,245)	28	975,945

Net income (loss) allocated to Class A shareholders	112,607	—	(331,544)		(218,937)	(12,772)	—	(18,485)		(31,257)	99,835	(250,194)
					Adjusted Income Taxes - Non-GAAP (4)						(25,898)

					Distributable Earnings - Non-GAAP						$73,937

					Weighted-Average Class A Shares Outstanding						77,398,416
					Weighted-Average Partner Units						310,327,265
					Weighted-Average Class A Restricted Share Units (RSUs)						15,510,264

					Weighted-Average Adjusted Class A Shares						403,235,945

					Distributable Earnings Per Adjusted Class A Share - Non-GAAP						$0.18

(1)	See Exhibit 7 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Description of Adjustments Made to Reconcile Economic Income (Unaudited)

to the Company’s Results on a U.S. GAAP Basis

Funds Consolidation

Economic Income excludes the impacts of the consolidated Och-Ziff funds, including the related eliminations.

Other Adjustments

(a)	Economic Income presents management fees net of recurring placement and related service fees on assets under management, as management considers these fees a reduction in management fees, not an expense.

(b)	Economic Income recognizes the full amount of deferred cash compensation and expenses related to compensation arrangements indexed to annual investment performance on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(c)	Economic Income excludes equity-based compensation expenses, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. The Company includes the number of shares granted in its Adjusted Class A Share count when determining Distributable Earnings Per Share.

(d)	Economic Income excludes allocations to non-equity partner interests. Management reviewed the performance of the Company before it made any allocations to the Company’s non-equity partners for periods prior to the Reorganization. For these periods, allocations to the partners, other than Mr. Och, were treated as expenses for U.S. GAAP purposes. Following the Reorganization, only allocations to the partners, other than Mr. Och, that are related to earnings on deferred balances are incurred and these allocations are excluded from Economic Income.

(e)	Economic Income excludes Reorganization expenses, which are non-cash expenses directly attributable to the reclassification of interests held by the partners and the Ziffs prior to the Reorganization as Och-Ziff Operating Group A Units and any subsequent reallocations of such units.

(f)	Economic Income excludes the profit sharing expenses related to the Ziffs’ interest in the Company. Management reviewed the performance of the Company before it made any allocations to the Ziffs for periods prior to the Reorganization. Following the Reorganization, only profit sharing expenses related to the allocations of earnings on deferred balances are incurred and these allocations are excluded from Economic Income.

(g)	Economic Income excludes depreciation and amortization, changes in the tax receivable agreement liability and net gain on early retirement of debt, as management does not consider these items to be reflective of the operating performance of the Company. Economic Income also excludes income taxes as it is a measure of pre-tax performance.

(h)	Economic Income excludes the net earnings on the deferred balances and net gains (losses) on investments in Och-Ziff funds, as these amounts primarily relate to amounts due to the partners and the Ziffs for deferred balances, and amounts due to employees under deferred cash compensation arrangements that are indexed to the returns of certain funds.

(i)	Economic Income excludes amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group.

Exhibit 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended September 30,	Nine Months Ended September 30,	Year Ended December 31,
	2010	2010	2009	2008	2007	2006
Total Assets Under Management (1)
Beginning of period balance	$25,497	$23,080	$26,955	$33,387	$22,621	$15,627
Net flows	221	2,282	(8,053)	(722)	7,591	4,135
Appreciation (depreciation) (2)	757	1,113	4,178	(5,710)	3,175	2,859

End of period balance	$26,475	$26,475	$23,080	$26,955	$33,387	$22,621

Total Assets Under Management by Fund
OZ Master Fund		$18,612	$15,577	$16,396	$19,771	$15,449
OZ Europe Master Fund		2,958	2,957	5,084	6,416	3,481
OZ Asia Master Fund		1,418	1,246	2,439	3,852	2,332
OZ Global Special Investments Master Fund		1,198	1,999	1,910	2,082	195

Och-Ziff Funds - Net Returns (3)
OZ Master Fund	2.9%	4.3%	23.1%	-15.9%	11.5%	14.8%
OZ Europe Master Fund	3.3%	4.9%	16.4%	-17.4%	14.8%	22.3%
OZ Asia Master Fund	2.2%	5.2%	34.0%	-30.9%	12.2%	14.0%
OZ Global Special Investments Master Fund	3.6%	7.3%	8.4%	-8.3%	17.2%	13.9%

(1)	Includes the deferred incentive income receivable from the offshore funds and amounts invested by the Company, its partners and certain other affiliated parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Management fees and incentive income vary by product. Past performance is no indication or guarantee of future results.
(3)	Reflects a composite of the monthly return and year-to-date return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments, or that pay different fees, may experience materially different returns. Past performance is no indication or guarantee of future results.

Exhibit 9

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Unaudited)

Returns of OZ Master Fund During Negative

Return Months of S&P 500 Index

Year	Number of Months of Negative Returns of S&P 500	Total Return of S&P 500 During Negative Return Months	Total Return of OZ Master Fund During Negative Return Months of S&P 500
1994	3	-8.5%	1.7%
1995	1	-0.4%	0.1%
1996	2	-6.4%	3.9%
1997	3	-13.1%	4.0%
1998	3	-17.2%	-2.7%
1999	5	-11.8%	6.2%
2000	8	-27.1%	12.0%
2001	6	-33.2%	0.4%
2002	8	-41.8%	-5.0%
2003	3	-5.2%	4.6%
2004	3	-6.4%	1.1%
2005	5	-8.7%	0.7%
2006	1	-2.9%	0.5%
2007	5	-11.6%	1.4%
2008	8	-51.8%	-16.3%
2009	3	-20.9%	4.1%
YTD Sept. 2010	4	-21.3%	-1.0%

Total net return for the OZ Master Fund (the “Fund”) represents a composite of the average return of the feeder funds that comprise the Fund. Returns are presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and include the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the Fund. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no indication or guarantee of future results.

For the period from 1994 through 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of the Fund. In addition, during this period, performance was calculated by deducting management fees on a quarterly basis and incentive income on a monthly basis. Beginning January 1998, performance has been calculated by deducting both management fees and incentive income on a monthly basis from the composite returns of the Fund.

Readers should not assume that there is any material overlap between those securities in the portfolio of the Fund and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-capitalization corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the Fund’s performance during months in which the S&P 500 Index declined is for the limited purpose of illustrating how the Fund has performed during periods of declines in the broad equity market. It should not be considered an indication of how the Fund will perform relative to the S&P 500 Index in the future.

Please note that the Fund’s investment objective is not to beat the S&P 500 Index. Furthermore, the Fund’s performance has frequently trailed that of the S&P 500 Index in periods of positive performance.

Exhibit 10

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited) (1)

	2009
	January	February	March	April	May	June	July	August	September	October	November	December	FY2009
Och-Ziff Funds - Net Returns
OZ Master Fund	3.09%	0.35%	0.88%	1.86%	3.42%	2.14%	3.26%	1.37%	2.51%	0.68%	0.34%	1.14%	23.11%
OZ Europe Master Fund	0.98%	-1.09%	-0.04%	2.48%	3.32%	1.24%	2.36%	2.06%	3.28%	0.09%	0.31%	0.43%	16.43%
OZ Asia Master Fund	2.70%	1.22%	0.38%	3.09%	4.62%	0.58%	9.50%	0.24%	1.53%	1.16%	2.98%	1.94%	33.96%
OZ Global Special Investments Master Fund	0.84%	-0.49%	0.35%	0.00%	1.97%	0.88%	1.55%	0.33%	1.47%	0.02%	0.19%	1.03%	8.42%
S&P 500 Index - Total Return (2)	-8.43%	-10.65%	8.76%	9.57%	5.59%	0.20%	7.56%	3.61%	3.73%	-1.86%	6.00%	1.93%	26.46%

	2010
	January	February	March	1Q	April	May	June	2Q	July	August	September	3Q	YTD Sept. 2010
Och-Ziff Funds - Net Returns
OZ Master Fund	1.09%	0.40%	1.21%	2.72%	0.88%	-1.71%	-0.53%	-1.37%	1.35%	0.19%	1.34%	2.90%	4.26%
OZ Europe Master Fund	2.47%	0.95%	0.93%	4.41%	0.64%	-2.50%	-0.90%	-2.76%	0.94%	0.59%	1.78%	3.34%	4.92%
OZ Asia Master Fund	0.74%	0.43%	3.80%	5.02%	1.15%	-3.11%	0.03%	-1.97%	0.47%	0.17%	1.54%	2.19%	5.21%
OZ Global Special Investments Master Fund	1.61%	0.98%	1.18%	3.82%	1.11%	-1.39%	0.09%	-0.21%	1.25%	0.24%	2.07%	3.59%	7.33%
S&P 500 Index - Total Return (2)	-3.60%	3.10%	6.03%	5.39%	1.58%	-7.99%	-5.23%	-11.43%	7.01%	-4.51%	8.92%	11.29%	3.89%

(1)	Fund performance reflects a composite of the return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no indication or guarantee of future results.
(2)	Readers should not assume that there is any material overlap between those securities in the portfolios of the funds and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-capitalization corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the funds’ performance should not be considered an indication of how the fund will perform relative to the S&P 500 Index in the future. Please note that the funds’ investment objective is not to beat the S&P 500 Index. Furthermore, the funds’ performance has frequently trailed that of the S&P 500 Index in periods of positive performance.